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                                                                                                 EXHIBIT 11.1
                                      Universal Insurance Holdings, Inc.

                            Statement Regarding the Computation of Per Share Income

The following  table  reconciles the numerator  (earnings) and  denominator  (shares) of the basic and diluted earnings  per share  computations  for net  income  (loss) for the nine month and three  month  periods  ended
September 30, 2002 and 2001.


                                       Nine Months Ended                                Nine Months Ended
                                      September 30, 2002                                September 30, 2001
                                      ------------------                                ------------------

                           Income                                         Income
                         Available                                     Available to
                         to Common                        Per-Share       Common                             Per-Share
                        Stockholders         Shares        Amount      Stockholders           Shares           Amount
Net loss                  $ (29,023)                                  $(1,394,510)
 Less: Preferred stock
  dividends                 (37,463)                                      (24,976)
                          ----------                                  ------------
Loss available to
common stockholders       $ (66,486)        15,558,000      $(0)      $(1,419,486)           14,698,000        $(0.09)
                                                            ====                                               =======

Effect of dilutive
securities:

  Stock options and
   warrants                      ---               ---       ---               ---                  ---            ---
  Preferred stock             37,463           568,000       ---               ---                  ---            ---
                              ------           -------      ----              ----                 ----           ----
Loss available to
 common stockholders
  and assumed conversion   ($29,023)        16,126,000      $(0)      $(1,419,486)           14,698,000        $(0.09)
                            ========        ==========      ====      ============           ==========        =======

Options and warrants totaling 11,262,000 and 10,812,000 were excluded from the calculation of diluted earnings per  share  as their  effect  was  anti-dilutive  for the nine  months  ended  September  30,  2002 and  2001, respectively.
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                                      Three Months Ended                                Three Months Ended
                                      September 30, 2002                                September 30, 2001
                                      ------------------                                ------------------

                           Income                                         Income
                         Available                                     Available to
                         to Common                        Per-Share       Common                             Per-Share
                        Stockholders         Shares        Amount      Stockholders           Shares           Amount
Net income (loss)         $  642,568                                  $(2,409,105)
 Less: Preferred stock
  dividends                  (12,488)                                          ---
                          -----------                                 ------------
Income (loss)
available to common
stockholders              $  630,080        15,558,000      $0.04     $(2,409,105)           14,686,000        $(0.16)
                                                            =====                                              =======
Effect of dilutive
securities:

 Stock options and
  warrants                       ---               ---        ---              ---                  ---            ---
  Preferred stock             12,488           568,000        ---              ---                  ---            ---
                              ------           -------       ----             ----                 ----           ----
Income (loss)
 available to common
  stockholders and        $  642,568        16,126,000      $0.04     $(2,409,105)           14,686,000        $(0.16)
  assumed conversion      ==========        ==========      =====     ============           ==========        =======

Options and warrants totaling 11,262,000 and 10,812,000 were excluded from the calculation of diluted earnings per  share as their  effect  was  anti-dilutive  for the  three  months  ended  September  30,  2002 and 2001, respectively.

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